Exhibit 2.2

csc

1

# Delaware

*The First State*

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"CRITICAL POWER SOLUTIONS INTERNATIONAL, INC.", A FLORIDA CORPORATION,

WITH AND INTO "CRITICAL SOLUTIONS, INC." UNDER THE NAME OF "CRITICAL SOLUTIONS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2008, AT 1:27 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4490424 8100M

AUTHENTICATION: 6334466

080078598

DATE: 01-24-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware Certificate

2

CERTIFICATE OF MERGER

OF

CRITICAL POWER SOLUTIONS INTERNATIONAL, INC.,

(a Florida corporation),

AND

CRITICAL SOLUTIONS, INC.,
(a Delaware corporation)

It is hereby certified that:

1.       The constituent business corporations participating in the merger herein certified are:

(i)              Critical Power Solutions International, Inc., which is incorporated under the laws of the State of Florida ("Critical Power"); and

(ii)            Critical Solutions, Inc., which is incorporated under the laws of the State of Delaware ("Critical Solutions").

2.       An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Critical Power in accordance with the laws of the State of Florida and by Critical Solutions in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3.       The name of the surviving corporation in the merger herein certified is Critical Solutions, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.       The Certificate of Incorporation of Critical Solutions, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.       The Bylaws of Critical Solutions, as now in force and effect, shall continue to be the Bylaws of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.       The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

30100 Chagrin Boulevard

Suite 250

Pepper Pike, Ohio 44124

3

6.                A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.                The authorized capital stock of Critical Solutions consists of Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $.01 per share.

8.                The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon filing with the Secretary of State of the State of Delaware.

CRITICAL POWER SOLUTIONS INTERNATIONAL, INC., (a Florida corporation)

January 23, 2008	By: /s/James W. Margulies
Name: James W.Margulies
Title: CEO

CRITICAL SOLUTIONS, INC., (a Delaware corporation)

January 23, 2008	By: /s/James W. Margulies
Name: James W.Margulies
Title: CEO

4

Florida Department of State

5

# State of Florida

## Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on January 24, 2008, for CRITICAL SOLUTIONS, INC., the surviving Delaware entity not authorized to transact business in Florida, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H08000020197. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

Authentication Code: 508A00005163-012408-H85447 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-fourth day of January, 2008

Kurt S. Browning
Secretary of State

State of Florida Certificate

6

Articles of Merger Florida

7

signature articles of merger florida

8

9

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of 1/23, 2008 (this "Agreement") is made and entered into by and among Critical Power Solutions International, Inc., a Florida corporation ("Critical Power"), and Critical Solutions, Inc., a Delaware corporation ("Critical Solutions") (Critical Power and Critical Solutions are sometimes are referred to collectively in this Agreement as the "Constituent Corporations").

WITNESSETH:

WHEREAS, Critical Power and Critical Solutions desire to effect a merger of Critical Power with and into Critical Solutions pursuant to the provisions of the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act (the "FBCA");

WHEREAS, the Board of Directors of each of Critical Power and Critical Solutions have deemed it advisable and in the best interests of each organization that Critical Power merge with and into Critical Solutions upon the terms and subject to the conditions herein provided; and

WHEREAS, the Board of Directors of each of Critical Power and Critical Solutions has, by resolution duly adopted, approved this Agreement and directed that it be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that Critical Power shall be merged with and into Critical Solutions and that the terms and conditions of the merger, the mode of carrying the merger into effect and certain other provisions relating thereto shall be as hereinafter set forth.

ARTICLE I
The Merger

1.1       Surviving Corporation. Subject to the terms and provisions of this Agreement, and in accordance with the DGCL and the FBCA, at the Effective Time (as defined in Section 1.3 hereof), Critical Power shall be merged with and into Critical Solutions (the "Merger"). Critical Solutions shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the Slate of Delaware. At the Effective Time:

(a)          the separate corporate existence of Critical Power shall cease;

(b)          the Surviving Corporation shall hereupon and thereafter possess all the rights, privileges, powers and franchises of a private nature, and be subject to all the liabilities and duties of Critical Power; and all and singular, the rights, privileges, powers and franchises thereof, and all property, real, personal and mixed, and all debts due to Critical Power on whatever account, as well for stock subscriptions as all other things in action or belonging to Critical Power, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Critical Power; but all rights of creditors and all liens upon any property of Critical Power shall be preserved unimpaired, and all debts, liabilities and duties of Critical Power shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contacted by it;

(c)          all corporate acts, plans, policies, contracts, approvals and authorizations of Critical Power, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Critical Power. The employees of Critical Power shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Critical Power;

(d)          the assets, liabilities, reserves and accounts of Critical Power shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of the Surviving Corporation subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger; and

10

(e)          at the Effective Time, the Board of Directors, and the members thereof, and the officers of the Critical Power shall be the Board of Directors, and the members thereof, and the officers of the Surviving Corporation.

1.2       Effect of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in the relevant provisions of the DGCL and the FBCA.

1.3       Effective Time. The Merger shall become effective on the date and at the time at which the filing of each of the Certificate of Merger in the State of Delaware and the Certificate of Merger in the State of Florida shall have occurred in the manner required to cause the Merger to become effective under the applicable provisions of the DGCL and the FBCA (the "Effective Time").

1.4       Additional Actions. If at any time after the Effective Time, the Surviving

Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Critical Power acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purpose of this Agreement, Critical Power and their proper officers shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Critical Power or otherwise to take any and all such action.

ARTICLE II

Treatment of Shares of the Constituent Corporations

2.1       Critical Solutions Shares. Critical Solutions has 250,000,000 shares authorized, all of which are of one class and are shares of common stock, of which 1 Share is currently issued and outstanding.

2.2       Critical Power Shares, Critical Power has 200,000,000 shares authorized, all of which are of one class and are common shares, all of which are currently issued and outstanding ("CP Stock").

2.3       Conversion of Shares. Upon the Effective Time of the Merger herein provided for, and without any action on the part of any bolder of any capital stock of Critical Power or the Surviving Corporation:

(a)           the issued share of Critical Solutions shall be surrendered and extinguished;

(b) each share of the CP Stock outstanding at the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of the Common Stock of the Surviving Corporation without any action on the part of the holder thereof After the Effective Time of the Merger, each holder of an outstanding certificate which prior thereto represented shares of CP Stock shall be entitled, upon surrender thereof to the Surviving Corporation or to any transfer agent therefor, to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Common Stock of the Surviving Corporation into which the shares of CP Stock so surrendered shall have been converted as aforesaid. Until surrendered each such outstanding certificate which, prior to the Effective Time of the Merger, represented shares of CP Stock shall for all purposes evidence the ownership of the shares of the Common Stock of the Surviving Corporation into which such shares shall have been so converted.

(c)           all shares of the Common Stock of the Surviving Corporation into which outstanding shares of CP Stock shall have been converted pursuant to this Paragraph 2.3 shall be issued in full satisfaction of all rights pertaining to such convened shares.

11

(d)       any share of CP Stock held in the treasury of Critical Power immediately prior to the Effective Time of the Merger will, by virtue of the Merger, cease to be issued and shall be canceled and retired without payment of any consideration therefore.

(d)       no fraction of a share of the Common Stock of the Surviving Corporation shall be issued, but in lieu thereof each holder of shares of CP Stock who would otherwise be entitled to a fraction of a share shall receive cash from the Surviving Corporation in the amount equal to such fractional share.

ARTICLE III

Approval; Amendment Termination

3.1       Approval. This Agreement shall be submitted to the directors of each of

Critical Solutions and Critical Power for approval by each of them.

3.2       Amendment. This Agreement may be amended only by the board of directors of each of Critical Solutions and Critical Power by a writing executed by each of the parties hereto; provided however, that after the approval contemplated by Section 3.1 hereof, there shall he no amendments that (a) alter or change any term of the articles of incorporation of the Surviving Corporation, except For alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation; or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of Critical Solutions or Critical Power.

3.3       Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of each of Critical Solutions or Critical Power, notwithstanding approval of this Agreement by the holders of shares of each of Critical Solutions or Critical Power.

3.4       Effect of Termination. If this Agreement is terminated pursuant to Section

3.3 hereof, this Agreement shall become null and void and of no further force and effect, and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto or its representatives.

ARTICLE IV.

Miscellaneous

4.1       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

4.2       Statutory Agent in Delaware. The name and address of the statutory agent in Delaware upon whom any process, notice or demand against Critical Power or the Surviving Corporation may be served is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

12

4.3       Statutory Agent in Florida. The name and address of the statutory agent in Florida upon whom any process, notice or demand against Critical Power or the Surviving Corporation may be served is:

Corporation Service Company

1201 flays Street

Tallahassee, Florida 32301

4.4       Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto.

4.5       Waivers. Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement, or any other agreements provided for herein, by any other party shall not be construed as, or constitute a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement or such other agreements.

4.6       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

13

14